                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549





          Date of Report          June 19,  1996
                        --------------------------------------------
                        (Date of earliest event report)

                     POLLUTION RESEARCH AND CONTROL CORP.
- ------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Form 8-K
                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          California                         0-14266                                       95-2746949
- -------------------------------------------------------------------------------------------------------------
(State or other jurisdiction          (Commission File No.)                            (IRS Employer ID No.)
of incorporation or
organization)

   506 Paula Avenue, Glendale, California                                    91201
- ---------------------------------------------------------------------------------------------------
(Address of principal executive offices)                                     (Zip  Code)

                                 818-247-7601
- -------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

         On June 19, 1996, PRCC executed a Stock Purchase Agreement for the purchase of all of the outstanding stock of Nutek, Inc., a Florida corporation ("Nutek"). Nutek is a 25 year old electrical control panel manufacturer who also has printed circuit board design and manufacturing capabilities. The Company had an interest in the synergy with Nutek, who can supply a wide variety of items to PRCC which have been supplied by outside vendors, and an interest in the customer list which includes clients that have needs in air pollution control, which field the Company has recently diversified into. The total purchase price of Nutek, including the assumption of debt, was approximately $1,800,000, of which the sellers received $900,000. The Company paid $250,000 in cash; the sellers financed $150,000; substantially all of the $1,400,000 balance was obtained from asset-based lending based solely on Nutek's assets.


ITEM 6.  EXHIBITS

10.4     Lease/Option Agreement

10.5     Stock Purchase Agreement

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       POLLUTION RESEARCH AND CONTROL CORP.
                                       ------------------------------------
                                                  (Registrant)



Date:      July 3, 1996           By:  /s/  Albert E. Gosselin, Jr.
                                       ---------------------------------------
                                           Albert E. Gosselin, Jr.
                                           Chairman of the Board, President and
                                           Chief Executive Officer